                                                                    Exhibit 99-c




                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 11-K


                    ANNUAL REPORT PURSUANT TO SECTION 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                    For fiscal year ended December 31, 1993




                       1988 EMPLOYEES STOCK PURCHASE PLAN
                            (Full title of the Plan)




                              NORDSON CORPORATION
            (Name of issuer of securities held pursuant to the Plan)


                               28601 Clemens Road
                             Westlake, Ohio  44145
                    (Address of principal executive office)

ITEM 1.  CHANGE IN THE PLAN.

                 No material changes in the provisions of the Plan were made in the fiscal year.

ITEM 2.  CHANGES IN INVESTMENT POLICY.

                 No material changes were made during the fiscal year in the policy with respect to the kind of securities and other investments in which funds held under the Plan may be invested.

ITEM 3.  CONTRIBUTIONS UNDER THE PLAN.

                 No contributions were made under the Plan by the issuer.

ITEM 4.  PARTICIPATING EMPLOYEES.

                 There were 1,735 employees who were eligible to participate in the Plan at December 31, 1993.

ITEM 5.  ADMINISTRATION OF THE PLAN.

                 (a) The Plan is administered by the following persons, in their capacity as members of the Compensation Committee of the Board of Directors of the issuer:

         NAME AND ADDRESS                                   POSITION WITH ISSUER
         ----------------                                   --------------------
         Eric T. Nord                                       Director & Chairman of the Board
         23 Hawthorne Avenue
         Oberlin, Ohio  44074

         William W. Colville                                Director
         Owens Corning Fiberglas
         Fiberglas Tower
         Toledo, Ohio  43659

         Stephen R. Hardis                                  Director
         Eaton Corporation
         Eaton Center
         Cleveland, Ohio  44114

         Dr. Anne O. Krueger                                Director
         Department of Economics
         Stanford University
         Stanford, CA  94305-6072

                 (b) Members of the Compensation Committee received no compensation from the Plan.

ITEM 6.  CUSTODIAN OF INVESTMENTS.

                 (a) Society National Bank, 127 Public Square, Cleveland, Ohio 44115 acts as custodian for amounts contributed by employees under the Plan.

                 (b) No compensation was received from the Plan by Society National Bank or any other persons.

                 (c) The officers and employees of Society National Bank who are responsible for custody of the securities and other investments under the Plan are covered by a Financial Institutions Bond and has limits of $40,000,000 per occurrence with an $80,000,000 policy aggregate, subject to a $5,000,000 deductible.

ITEM 7.  REPORTS TO PARTICIPATING EMPLOYEES.

                 Each participant in the Plan that has amounts withheld from their wages receives annual statements from Society National Bank reporting the transactions of that participant's account during the preceding year and the status of the account at the end of such year. In addition, each participant in the Plan receives, on an annual basis, a copy of the Registrant's Annual Report to Shareholders.

ITEM 8.  INVESTMENT OF FUNDS.

                 Society National Bank, the Trustee of the Plan, is investing the assets in Money Market Funds. No brokerage commissions have been paid by the Plan.

ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS.

                 (a)      FINANCIAL STATEMENTS

                                                                           PAGE NO.
                                                                           --------
                  Report of Independent Auditors                              F-1

                  Statement of Financial Condition - December 31, 1993
                    and 1992                                                  F-2

                  Statement of Income and Changes in Participants' Equity
                    for each of the three years in the period ended
                    December 31, 1993                                         F-3

                  Notes to financial statements                            F-4 & F-5

                 Schedules I, II and III have been omitted since the required information is included in the financial statements, including the notes thereto, or is not present, or not present in amounts sufficient to require submission of the schedule.

                 (b)      EXHIBITS

                 Consent of Independent Auditors

                                   Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                           NORDSON CORPORATION
                           1988 EMPLOYEES STOCK PURCHASE PLAN





                           By /s/ Nicholas D. Pellecchia
                           ----------------------------------------
                              Nicholas D. Pellecchia
                              Vice President-Finance and Treasurer
                              Nordson Corporation





Date:  January 21, 1994

                         REPORT OF INDEPENDENT AUDITORS


The Compensation Committee and Participants
Nordson Corporation 1988 Employees Stock Purchase Plan


                 We have audited the accompanying statement of financial condition of the Nordson Corporation 1988 Employees Stock Purchase Plan as of December 31, 1993 and 1992 and the related statement of income and changes in participants' equity for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Nordson Corporation 1988 Employees Stock Purchase Plan at December 31, 1993 and 1992 and the results of its operations and changes in its participants' equity for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.





                                                               /s/ Ernst & Young
                                                                   Ernst & Young

Cleveland, Ohio
January 21, 1994

                              NORDSON CORPORATION

                       1988 EMPLOYEES STOCK PURCHASE PLAN

                        STATEMENT OF FINANCIAL CONDITION

                           DECEMBER 31, 1993 AND 1992




ASSETS                                           1993                   1992
                                               --------                --------
Cash equivalents                               $157,140                $157,993
                                               ========                ========



PARTICIPANTS' EQUITY

Participants' equity                           $157,140                $157,993
                                               ========                ========





                            See accompanying notes.

                              NORDSON CORPORATION

                       1988 EMPLOYEES STOCK PURCHASE PLAN

            STATEMENT OF INCOME AND CHANGES IN PARTICIPANTS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991





                                        1993          1992         1991
                                     ----------    ----------    --------
Net income from investments          $    3,098    $    3,070   $    6,007


Employee contributions                2,081,811     1,776,013    1,368,353


Employee stock purchases (Note 1)    (1,998,248)   (1,638,890)  (1,248,842)


Employee withdrawals                    (87,514)     (105,883)    (137,285)
                                     ----------    ----------   ----------


Increase (decrease) in
  participants' equity                     (853)       34,310      (11,767)


Participants' equity at the
  beginning of the period               157,993       123,683      135,450
                                     ----------    ----------   ----------


Participants' equity at the end
  of the period                      $  157,140    $  157,993   $  123,683
                                     ==========    ==========   ==========





                            See accompanying notes.

                              NORDSON CORPORATION

                       1988 EMPLOYEES STOCK PURCHASE PLAN

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1993

1.      PROVISIONS OF THE PLAN.

                 The following description of the 1988 Employees Stock Purchase Plan ("the Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

                 The Plan authorized the sale of up to 1,200,000 common shares. As of December 31, 1993, 949,880 common shares are available to be sold under this Plan. On March 10, 1993, Nordson Corporation ("the Registrant") shareholders approved the adoption of the Nordson's 1993 Long-Term Performance Plan ("the Long-Term Plan"). Under the Long-Term Plan, the aggregate number of common shares that may be subject to award grants in any fiscal year would be three percent of the number of common shares outstanding at the beginning of the fiscal year plus the number of common shares that were available for grant but not granted the previous years. The total common shares available for grant in any fiscal year can not exceed three and one-half percent of the common shares outstanding at the beginning of the fiscal year. The common shares available for sale under the Plan are part of the common shares available under the Long-Term Plan.

                 The shares may be purchased at certain times by eligible employees who enter into an agreement with the Registrant. The purchase price for the common shares offered under the Plan is 95% of the fair market value of the common shares at the date of purchase (May 1 of each year). No agreements may be entered into after April 30, 1994. The Plan is intended to provide all eligible employees with an opportunity to designate up to 15% of their gross earnings from the Registrant for the purchase of common shares either through payroll deductions, by lump sum payments, transfer to the Registrant by the employee of common shares having a current market value equal to the purchase
price, or by a combination of these methods.    As of May 1, 1993, 1992 and
1991, 53,244, 34,416 and 53,934 common shares, respectively, were purchased under the Plan. As of December 31, 1993, the Registrant was a party to stock purchase agreements with 172 employees providing for payroll deductions and 1,735 employees deemed or enrolled as participants.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

                 METHOD OF ACCOUNTING - Plan transactions are accounted for on the accrual method.

                 INCOME TAX STATUS - The Plan is not required to file income tax returns or pay income taxes. The Plan meets the requirements of an "employee stock purchase plan," as defined in Section 423 of the Internal Revenue Code. Under Section 423, a participating employee will recognize no income, and the Registrant will be entitled to no deduction, for federal income tax purposes when the employee enters into an agreement or when the participant completes payment for and receives common shares under the Plan. Interest earned on the participants' contributions through payroll deductions are credited to each participants' stock purchase account and is taxable to each participant in the year earned.
                                      F-4

                              NORDSON CORPORATION

                       1988 EMPLOYEES STOCK PURCHASE PLAN

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1993





                 INVESTMENTS - The investments of the Plan are carried at market value which equals cost.

3.       OTHER.

                 All costs and expense incurred in administering the Plan, including fees of the trustee, are paid by the Registrant.

4.       EMPLOYEE WITHDRAWALS.

                 Employee withdrawals represent refunds of participants' contributions to the Plan for those employees who have either elected voluntarily to end their participation in the Plan, have retired or have terminated their employment from the Registrant.

                        CONSENT OF INDEPENDENT AUDITORS


                 We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-20452) pertaining to the Nordson Corporation 1988 Employees Stock Purchase Plan of our report dated January 21, 1994, with respect to the financial statements of the Nordson Corporation 1988 Employees Stock Purchase Plan included in the Annual Report (Form 11-K) for the year ended December 31, 1993 which is included as Exhibit 99-c in this Annual Report (Form 10-K) for the year ended October 31, 1993.





                                                               /s/ Ernst & Young
                                                                   Ernst & Young

Cleveland, Ohio
January 26, 1994